Exhibit 2.1
EXECUTION VERSION
CONFIDENTIAL
FIRST AMENDMENT TO SALE AND PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE SALE AND PURCHASE AGREEMENT (this “Amendment”) is made as of April 9, 2026, by and among Federated Hermes, Inc., a Pennsylvania corporation (“Buyer”), the parties identified as the Management Company Sellers on the signature pages hereto (each a “Management Company Seller” and collectively, as applicable, the “Management Company Sellers”), the parties identified as the Selling Principals on the signature pages hereto (each a “Selling Principal” and collectively, as applicable, the “Selling Principals”), Federated Hermes FCP Manager, LLC, a Delaware limited liability company (formerly known as FCP Fund Manager, L.P., a Delaware limited partnership, “Company”), and FCP Seller Rep LLC, a Delaware limited liability company, solely in its capacity as the representative of the Selling Principals and the Management Company Sellers (the “Management Company Sellers’ Representative”). Each of Buyer, the Management Company Sellers, the Selling Principals, Company, and the Management Company Sellers’ Representative shall each individually be referred to herein as a “Party” and, collectively as the “Parties”.
W I T N E S S E T H:

WHEREAS, the Parties are parties to that certain Sale and Purchase Agreement (the “Agreement”), dated as of October 23, 2025. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.
WHEREAS, pursuant to Section 8.9(a) of the Agreement, the Agreement may be amended only in a written instrument duly executed by the Parties.
WHEREAS, the Parties desire to amend certain provisions of the Agreement to reflect certain additional agreements of the Parties, as set forth below.
NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
SECTION 1.AMENDMENTS AND WAIVER TO THE AGREEMENT
1.1Closing Consideration.
(a)Section 2.2(a) of the Agreement is amended and restated in its entirety as set forth below:

(a) to the Management Company Sellers’ Representative, on behalf of each Management Company Seller, an amount in cash equal to aggregate of each Management Company Seller’s “Cash Consideration” as set forth on Exhibit A, subject to the adjustments set forth in Section 2.4; and
(b)The definition of “Pro Rata Share for Closing Cash” set forth in Section 9.1 (Definition of Certain Terms) of the Agreement is hereby deleted in its entirety.

(c)Section 9.1 (Definition of Certain Terms) of the Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“Pro Rata Share of LP Interests” means, with respect to each Management Company Seller, the percentage identified as “LP Ownership Percentage” in Exhibit A for such Management Company Seller.
(d)All references to “Pro Rata Share for Closing Cash” are hereby deleted and replaced with “Pro Rata Share of LP Interests” in all instances.
1.2Earnout Consideration.
(a)Section 2.3(e) of the Agreement is amended and restated in its entirety to reflect the change in the maximum amount of any Revenue Earnout Payment from $67,000,000 to $62,000,000 as set forth below:
(e)    Revenue Earnout. Subject to the terms and conditions of this Agreement, Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts, any Revenue Earnout Payment that is earned, and becomes due and payable, hereunder pursuant to Exhibit C-1. The maximum aggregate Revenue Earnout Payments shall not exceed $62,000,000.
(b)Exhibit C-1 of the Agreement is amended and restated in its entirety to reflect conforming changes resulting from the reduction in the maximum amount of any Revenue Earnout Payment from $67,000,000 to $62,000,000 as set forth on Exhibit C-1 of this Amendment.
(c)Section 2.3(f) of the Agreement is amended and restated in its entirety to reflect the change in the maximum amount of any Funding Earnout Payment from $25,000,000 to $20,000,000 as set forth below:
(f)    Funding Earnout. Subject to the terms and conditions of this Agreement, Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts, any Funding Earnout Payment that is earned, and becomes due and payable, hereunder pursuant to Exhibit C-2. The maximum Funding Earnout Payment shall not exceed $20,000,000.
(d)Exhibit C-2 of the Agreement is amended and restated in its entirety to reflect conforming changes resulting from the reduction in the maximum amount of any Funding Earnout Payment from $25,000,000 to $20,000,000 as set forth on Exhibit C-2 of this Amendment.
(e)The definition of “Pro Rata Share for Earnout” set forth in Section 9.1 (Definition of Certain Terms) of the Agreement is hereby amended and restated in its entirety as follows:

“Pro Rata Share for Earnouts” means, with respect to each Management Company Seller, the percentage identified as “Pro Rata Share for Revenue Earnout” or “Pro Rata Share for Fund VII Raise Earnout” in Exhibit A for such Management Company Seller, as context requires.
1.3Special Incentive Plans.
(a)Section 5.3.5 (Special Incentive Plan) of the Agreement is hereby amended and restated in its entirety to read as follows:
5.3.5    Special Incentive Plans. Buyer shall have executed, adopted and approved each of the Special Incentive Plan, the Funding Earnout Special Incentive Plan and the Revenue Earnout Special Incentive Plan, and each such plan shall be in full force and effect (but for the Closing).
(b)Section 9.1 (Definition of Certain Terms) of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
“Funding Earnout Special Incentive Plan” means that certain Federated Hermes, Inc. Special Incentive Plan for FCP Employee Funding Earnout Consideration, in the form of Exhibit N hereto.
“Revenue Earnout Special Incentive Plan” means that certain Federated Hermes, Inc. Special Incentive Plan for FCP Employee Revenue Earnout Consideration, in the form of Exhibit O hereto.
1.4Transaction Expenses.
(a)At the Closing, the Management Company Sellers’ Representative, on behalf of the Management Company Sellers, shall pay, or cause to be paid, all of the Estimated Transaction Expenses that are accrued or due and remain unpaid as of the Effective Time. Subject to Section 1.4(b) hereof, all references to “Transaction Expenses” or “Estimated Transaction Expenses” in Section 2.1, Section 2.4(a) and 2.4(b) and the definition of “Estimated Cash Consideration” and “Closing Cash Consideration” shall be disregarded solely for the purposes of determining the Cash Consideration, the Estimated Cash Consideration and the Closing Cash Consideration.
(b)Following the Closing, the Management Company Sellers’ Representative, on behalf of the Management Company Sellers, shall pay, or cause to be paid, all of the Transaction Expenses that are accrued or due and remain unpaid, including those arising after the Closing, after the payment of the Estimated Transaction Expenses pursuant to Section 1.4(a) hereof. If the Company pays or otherwise bears any such Transaction Expenses, then either (x) eighty percent (80%) of the amount of such Transaction Expenses shall be taken into account in all respects for the purposes of determining the Closing Cash Consideration and the Cash Consideration pursuant to Section 2.4(b) of the Agreement or, alternatively, (y) the Management Company Sellers’ Representative, on behalf of the Management Company Sellers, shall reimburse the Company for 100% of such Transaction Expenses. All of the foregoing in Sections 1.4(a) and (b) hereof is subject to Section 4.3.8 and Exhibit L of the Agreement.
(c)Promptly after the Closing, the Management Company Sellers’ Representative shall provide Buyer with reasonable supporting evidence that it has paid all of the Estimated Transaction Expenses as of the Closing Date.
1.5Tail Coverage. Section 4.1.11(b) (Existing Insurance Policies) of the Agreement is hereby amended and restated in its entirety as set forth below.

(b) Notwithstanding the foregoing or any contrary provision contained in this Agreement, the Parties acknowledge and agree that, during the Pre-Closing Period, the Management Company Sellers shall cause Company to obtain an extended reporting period / tail coverage for the directors and officers, and/or errors and omissions, insurance coverages currently in force for the Company, for such period of time following the Closing as the Management Company Sellers shall determine (collectively, the “Tail Coverage”). The Parties acknowledge and agree that the Company’s directors and officers liability insurance policy, effective as of the Closing, provides the Tail Coverage. From and after the Closing, for the period of such Tail Coverage, Buyer shall not, and shall cause the Company not to, cancel or intentionally reduce the coverage under the Tail Coverage.
1.6Side Letter. Section 4.10 (Side Letter on Carried Interest, Co-Investment and Seed Capital) of the Agreement is hereby amended and restated in its entirety as set forth below:
4.10     Side Letter on Carried Interest, Co-Investment and Seed Capital. The Parties mutually covenant and agree to enter into the Contract substantially in the form set forth on Exhibit M (the “Side Letter”) on or prior to the Closing Date.
1.7Exhibits.
(a) Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A of this Amendment.
(b)Exhibit E of the Agreement is hereby amended to include the supplemental terms as set forth on Exhibit E of this Amendment.
(c)Exhibit J of the Agreement and Schedule A to each Employment Agreement entered into by a Selling Principal is hereby amended to provide that each SIP Award agreement shall be in the form and substance substantially similar to the form of 2025 Restricted Stock Award Agreement to the Federated Hermes, Inc. Stock Incentive Plan as previously provided to the Management Company Sellers and the Selling Principals (the “Base Form”), with modifications to conform the Base Form with the terms and conditions of the Special Incentive Plan, which include the following:
(i)The vesting schedule of the Base Form will be deleted in its entirety and replaced with five-year term set forth in Section 4.3 of the Special Incentive Plan (the “SIP Award Term”);
(ii)The “Restriction Period” set forth in the Base Form shall be replaced and conformed to be co-terminus with the expiration of the SIP Award Term; and
(iii)With respect to any SIP Award agreement with a grantee that is subject to separate confidentiality and restrictive covenants with Buyer or one of its Affiliates, the confidentiality and restrictive covenants set forth in the Base Form shall be superseded by any previously agreed confidentiality and restrictive covenants entered into with such grantee (provided for the avoidance of doubt, the confidentiality and restrictive covenants set forth in the Base Form for any grantee who has not previously been subject to separate restrictive covenants with Buyer or on of its Affiliates shall apply to such grantee).
(d)Exhibit K of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit K of this Amendment.

(e)Exhibit M of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit M of this Amendment.
1.8Cross-Receipt.
(a)Section 5.2.8(d) (Transfer of Purchased Interests; Other Closing Deliverables) of the Agreement is hereby amended and restated in its entirety as set forth below:

(d) cross-receipt in a form reasonably satisfactory to Company (and not to be unreasonably withheld, conditioned, or delayed) executed by each Management Company Seller (other than the Departing Management Company Seller), the Management Company Sellers’ Representative and Company.
(b)Each of Buyer and the Management Company Sellers acknowledge and agree that Company, the Management Company Sellers (other than the Departing Management Company Seller) and the Management Company Sellers’ Representative shall deliver a cross receipt to Buyer pursuant to Section 5.2.8(d) (Transfer of Purchased Interests; Other Closing Deliverables) of the Agreement upon the later of (x) one (1) Business Day following the Closing Date and (y) Buyer’s actual delivery of all of the documents, instruments, certificates, items or other deliveries (including the Estimated Cash Consideration and Stock Consideration) required to be delivered by Buyer to Company, the Management Company Sellers’ Representative or the Management Company Sellers prior to or at the Closing under the Purchase Agreement.
1.9Management Company Sellers’ Representative. Section 8.12 (Management Company Sellers’ Representative) of the Agreement is hereby amended to add the following sentence immediately after the last sentence of the section:

At the Closing, the Management Company Sellers’ Representative may in its discretion hold back (x) up to 1% of the Cash Consideration otherwise payable to the Management Company Sellers, in accordance with their respective Pro Rata Shares of LP Interests (the “Closing Holdback”) and (y) such other amounts from the Cash Consideration otherwise payable to the Management Company Sellers, in accordance with their respective Pro Rata Shares of LP Interests, to fund Transaction-related commitments to the Existing FCP Funds by the Management Company Sellers. As soon as reasonably practicable following the final determination of any purchase price adjustments pursuant to Section 2.4, the Management Company Sellers’ Representative shall disburse to the Management Company Sellers, in accordance with their respective Pro Rata Shares of LP Interests, any remaining balance of the Closing Holdback, without interest; provided, that the Management Company Sellers’ Representative may retain an amount it deems reasonably necessary to pay any current or anticipated Transaction Expenses.

1.10Waiver. Buyer hereby waives the condition set forth in Section 5.2.6 (Third-Party Consents) of the Agreement, solely with respect to Company obtaining Consent for the Contract listed as Item 5 of Schedule 3.2.4(b) of the Disclosure Schedule to the Agreement.
SECTION 2.AMENDMENT TO THE DISCLOSURE SCHEDULE
2.1Form of Closing Statement. Schedule 2.4(a) of the Disclosure Schedule to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit P of this Amendment.
SECTION 3.MISCELLANEOUS
3.1Interpretation. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. Any reference to the Agreement contained in any document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to be references to the Agreement as amended by this Amendment. Any reference to the “Agreement,” “herein,” “hereof,” “hereunder” or words of similar import contained in the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. Any references to the date hereof shall remain to the date of the Agreement.
3.2Other Miscellaneous Terms. The provisions contained in Article VIII (MISCELLANEOUS) and Article IX (DEFINITIONS) of the Agreement, in each case, are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.
[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties to this Amendment have executed this Amendment as of the date first written above.
BUYER:
FEDERATED HERMES, INC.
By:     /s/ Thomas R. Donahue
Name: Thomas R. Donahue
Title:     Chief Financial Officer
[Signature Page – First Amendment to Sale and Purchase Agreement]

COMPANY:
FEDERATED HERMES FCP MANAGER, LLC
By:     /s/ Garland Faist
Name: Garland Faist
Title: Manager
[Signature Page – First Amendment to Sale and Purchase Agreement]

SELLING PRINCIPALS:

/s/ Lacy I. Rice, III
LACY I. RICE, III

/s/ Esko I. Korhonen
ESKO I. KORHONEN

/s/ Alex Marshall
ALEX MARSHALL

/s/ Garland Faist
GARLAND FAIST

/s/ Christopher Losapio
CHRISTOPHER LOSAPIO

/s/ Jason L. Ward
JASON L. WARD

/s/ Jason Bonderenko
JASON BONDERENKO

/s/ Erik S. Weinberg
ERIK S. WEINBERG

[Signature Page – First Amendment to Sale and Purchase Agreement]

MANAGEMENT COMPANY SELLERS:
LACY RICE HOLDINGS, LLC
By:    /s/ Lacy I. Rice III
Name: Lacy I. Rice III
Title:     Manager
KORHONEN HOLDINGS, LLC
By:     /s/ Esko I. Korhonen
Name: Esko I. Korhonen
Title:     Manager
ALEX MARSHALL HOLDINGS, LLC
By:     /s/ Alex Marshall
Name: Alex Marshall
Title:     Manager
FAIST HOLDINGS, LLC
By:     /s/ Garland Faist
Name: Garland Faist
Title:     Manager
BONDERENKO HOLDINGS, LLC
By:     /s/ Jason Bonderenko
Name: Jason Bonderenko
Title:     Manager
LOSAPIO HOLDINGS, LLC
By:    /s/ Christopher R. LoSapio
Name: Christopher R. LoSapio
Title:     Manager

[Signature Page – First Amendment to Sale and Purchase Agreement]

WEINBERG HOLDINGS, LLC
By:     /s/ Erik S. Weinberg
Name: Erik S. Weinberg
Title:     Manager
WARD HOLDINGS, LLC
By:     /s/ Jason L. Ward
Name: Jason L. Ward
Title:     Manager
MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE:
FCP SELLER REP, LLC
By: Faist Holdings, LLC, its manager
By:     /s/ Garland Faist
Name: Garland Faist
Title: Manager

[Signature Page – First Amendment to Sale and Purchase Agreement]